EXHIBIT 21



List of Subsidiaries of the Company


The following is a list of Mentor Graphics Corporation operating subsidiaries. Mentor Graphics has no parent companies.



	    Subsidiary                                        Percent owned


     Mentor Graphics (Canada) Limited                        100%

     Mentor Graphics (Finland) OY                            100%

     Mentor Graphics (France) SARL                           100%

     Mentor Graphics (Deutschland) GmbH                      100%

     Mentor Graphics Japan Co. Ltd.                          100%

     Mentor Graphics (Netherlands) B.V.                      100%

     Mentor Graphics (Singapore) PTE.LTD.                    100%

     Mentor Graphics (Scandinavia) AB                        100%

     Mentor Graphics (Schweiz) AG                            100%

     Mentor Electronic Design SA [Spain]                     100%

     Mentor Graphics (Taiwan) Co. Ltd.                       100%

     Mentor Graphics (UK) Ltd.                               100%

     Mentor Graphics (Denmark)                               100%

     European Development Center, N.V.                        74%

     Model Technology Incorporated                           100%

     Anacad Computer Systems GmbH                            100%

     CheckLogic Design Systems, Inc.                         100%